EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Restaurant Acquisition Partners, Inc. (the “Company”) on Form 10-QSB for the twelve-week period ended October 7, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacity and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: November 20, 2007	/s/ Christopher R. Thomas
	Name:	Christopher R. Thomas
	Title:	Chief Executive Officer, President and Director
(Principal Executive Officer and Principal
Accounting and Financial Officer)

This certification shall not be deemed filed by the Company for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that Section. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.